Hello Dr. Parsons,

Absolutely! We will process and place this in our database next week.

When you are ready to license this please contact me and we can go over your needs.

I do have some flexibility to create a smaller licensing package to help you in getting the word out.

If this is something you are interested in let me know.

Have a great weekend!

Regards,

John

Dear John,

The company is in the process of
filing confidential draft S1 and
plan IPO early next year. We also
offer series A convertible
preferred stock to investors right
now to raise funds and help the
IPO process, through equity
crowdfunding to accredited
investors (see our website). We
are very pleased with your
analysis and wish to license your
information very much, but may
not be able to do it right now. We
are comfortable to have you
announce this award within your
network and investors right now,
and hope to license this
information after we raise
substantial private funds or our
IPO, if it's ok with you.

Best,

Jun




Hello Dr. Parsons,

Thank you for sending over your
confirmation on the Award text. We will finalize it here.

What was your decision on licensing this information?

Regards,

John

John L. Weber | Strategic
Account Manager, Intellectual
Property & Licensing, North
America | Best Practices | Frost &
Sullivan
jweber@frost.com | P:
210.247.2494 | M: 210.348.1000 |
F: 210.348.1003 | www.frost.com
"50 Years of Growth,
Innovation and Leadership"



All information provided by Frost & Sullivan is proprietary information owned by Frost &
Sullivan and is protected by U.S. and
international copyright law and conventions.
Reproduction of the information, in whole or in part, by any means is prohibited without the express written consent of Frost & Sullivan.
Frost & Sullivan prohibits any reference to Frost & Sullivan Awards or its information in all types of advertising and sales collateral, in any and all types of media, including Web pages, without the written consent of Frost & Sullivan.

 Dear John,

We feel very much honored for
Xcelthera, Inc. to be selected as the
recipient of the 2013 Frost &
Sullivan Technology Innovation
Award. We believe your independent
analysis is fair and consistent with
our view, and this prestigious
recognition will increase the
exposure of our breakthrough stem
cell technology to North American
Stem Cell Technology Market and
investors, and help driving clinical
translation of hESC research
innovations for unmet medical
challenges and the advance of
medicine. I did not find anything
need to be changed in the report.
Thanks for your award.

Sincerely,

Xuejun H Parsons, PhD,

Hello Dr. Parsons,

We are pleased to announce that Xcelthera, Inc. is the recipient of the 2013 Frost &
Sullivan Technology Innovation Award.
 This prestigious recognition is based on an extensive and independent Frost & Sullivan competitive analysis of the
North American Stem Cell Technologies
Market.

Below you will find the 4 action items
around the Award:


1. Review of the Best Practices Report
The attached Best Practices report is based on in-depth interviews and primary market analysis, which has been fully funded and conducted by Frost & Sullivan's industry analyst team. The report will be posted on Frost.com for our subscription clients.

As a professional courtesy, your team has the opportunity to conduct an internal review for accuracy. If you would like to suggest any edits to the report's content, please submit within 3 business days (see attached Word doc)




2. Licensing Packages for External
Promotion
Please note that the report and enclosed information are Frost & Sullivan intellectual property and a piece of our copyrighted research portfolio. Any public distribution or external announcements around the Frost
& Sullivan Award or research findings in press releases, website postings, social media, or print fall under our corporate licensing agreement.

To obtain maximum exposure for the Award we provide promotional support with the licensing agreement. I've attached the relevant licensing packages in the PDF file below.



3. Awards Banquet
Frost & Sullivan will be hosting our annual
Excellence Best Practices Awards
Ceremony January 14, 2014 in New
Orleans. Reserve tables for your executive team to attend this black tie event are included in the licensing packages.

http://www.frost.com/prod/servlet/our-
services-page.pag?sid=287139561


4. Examples of External Promotion
Attached are the ads / marketing pieces
touting the previous Frost & Sullivan
Cytomedix, Athersys and Plasticell Awards, along with a link to the multimedia press release announcing the Mayo Clinic Award.

http://www.cytomedix.com/Portals/121782/
docs/cmxi%20f&s%20award%20011413%2
0final.pdf

http://www.athersys.com/releasedetail.cfm?r
eleaseid=343735

http://www.plasticell.co.uk/category/news/

Mayo Clinic Analyst Commentary Video:
http://news.mayomedicallaboratories.com/2
012/08/17/frost-sullivan-highlights-mayo-
medical-laboratories-award-in-video-press-
release-video/

For more information on the Frost &
Sullivan Best Practices Award go to:
http://www.frost.com/prod/servlet/meawards
..pag

Congratulations to your team at Xcelthera!

Best Regards,

John

John L. Weber | Global Strategic
Account Manager |Copyrights &
Licensing | Best Practices | Frost &
Sullivan jweber@frost.com | P:
210.247.2494 | F: 210.348.1003 |
Twitter: @Frost_Sullivan |
www.frost.com
"50 Years of Growth, Innovation
and Leadership"



All information provided by Frost &
Sullivan is proprietary information owned by Frost & Sullivan and is protected by U.S. and international copyright law and conventions. Reproduction of the information, in whole or in part, by any means is prohibited without the express written consent of Frost & Sullivan. Frost
& Sullivan prohibits any reference to Frost
& Sullivan Awards or its information in all types of advertising and sales collateral, in any and all types of media, including
Web pages, without the written consent
of Frost & Sullivan.







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